SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                                  April 1, 2004
          ------------------------------------------------------------
                Date of Report (Date of earliest event reported)



                        Hayes Lemmerz International, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



           Delaware                       000-50303             32-0072578
-------------------------------   -----------------------   ------------------
(State or other jurisdiction of   (Commission File Number)  (I.R.S. Employer
incorporation or organization)                              Identification No.)



               15300 Centennial Drive, Northville, Michigan 48167
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)



                                 (734) 737-5000
              ----------------------------------------------------
              (Registrant's telephone number, including area code)



                                 Not Applicable
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events.

         On April 1, 2004, Hayes Lemmerz International, Inc. (the "Company") issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein. The Press release relates to the Company's announcement of the closing of its Howell, Michigan manufacturing facility. As part of management's on-going rationalization initiatives, the decision to close the Howell facility was based on improving capacity utilization and overall efficiency of the Company. Production of the aluminum wheels manufactured at the facility will be transferred to other manufacturing facilities in the United States. The Company's fourth quarter results for fiscal 2003 will include an asset impairment loss of $8.8 million related to the Howell facility. In addition, the Company anticipates that it will incur and recognize restructuring and other closure costs of approximately $8 million to $10 million during fiscal 2004 and 2005, primarily related to lease termination, plant closing costs and maintenance subsequent to the shutdown date.

Item 7(c).     Exhibits.


Exhibit No.     Exhibit

99.1            Press release of the Company dated April 1, 2004.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         HAYES LEMMERZ INTERNATIONAL, INC.



                                         By: /s/  Patrick C. Cauley
                                            ---------------------------------
                                             Patrick C. Cauley
                                             Vice President, General Counsel
                                               and Secretary

Dated: April 1, 2004

                                  EXHIBIT INDEX

Exhibit No.         Description

99.1                Press release of the Company dated April 1, 2004.

                                                                EXHIBIT 99.1


                Hayes Lemmerz Announces Plant Restructuring Plans

Northville, MI (April 1, 2004) -Hayes Lemmerz International, Inc.
(NASDAQ:HAYZ) today announced a manufacturing rationalization plan for its North American Wheel Group which will significantly lower operating costs and increase facility utilization.

As a result, Hayes Lemmerz will permanently close its Howell, Michigan manufacturing facility and transfer that plant's production to other manufacturing facilities in the U.S.

The plant currently employs approximately 180 people, including hourly and salaried staff, who manufacture aluminum wheels for domestic automotive customers. Company officials are meeting today with plant employees to discuss the closure plans.

"This has been a difficult but necessary decision for the Company and we regret the effect it will have on our employees, their families and the Howell community," said Curtis Clawson, Chairman and CEO. "We have determined that this was the most effective course of action to better align our available capacity with the market, and make our overall cost structure more competitive."

James Stegemiller, President of Hayes Lemmerz' North American Wheel Group, said, "The closure is a result of industry-wide overcapacity and is not a reflection on the workforce or management team in Howell. However, changes in business conditions have made it necessary to reduce the number of our facilities in order to reduce costs, improve efficiencies and capacity utilization, and thereby optimize our North American Wheel business."

Hayes Lemmerz International, Inc. is a world leading global supplier of automotive and commercial highway wheels, brakes, powertrain, suspension, structural and other lightweight components. The Company has 44 facilities and over 11,000 employees worldwide.

More information about Hayes Lemmerz International, Inc., along with a list of current and archived press releases, is available at http://www.hayes-lemmerz.com.

Contact: Marika Diamond, Hayes Lemmerz International, Inc., 734.737.5162